UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2008 (October 27, 2008)

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”

(d) On October 29, 2008, Moody’s Corporation (the “Company”) announced that Dr. Darrell Duffie has been elected a member of the Company’s Board of Directors (the “Board”), effective October 27, 2008. Dr. Duffie also has been elected to the Board’s Audit Committee and, effective January 1, 2009, to the Governance and Compensation Committee. With the election of Dr. Duffie, the Company’s Board consists of nine directors. Dr. Duffie, 54, is the Dean Witter Distinguished Professor of Finance at the Stanford Graduate School of Business, where he has served on the faculty since receiving his Ph.D. from the school in 1984.

In accordance with the Company’s director compensation plan for non-employee directors, Dr. Duffie shall be paid an annual cash retainer of $75,000, payable in quarterly installments, which will be prorated for this year to reflect the fourth quarter portion of the 2008 annual retainer. He shall also receive an annual restricted stock award issued from the 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan, with a grant date fair value of $115,000 (computed in accordance with FAS 123(R)), which will be prorated for this year to reflect the commencement of his service in the fourth quarter of 2008. This award vests in three equal annual installments beginning on the first anniversary of the date of grant.

A copy of the Company’s press release relating to Dr. Duffie’s election as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into future filings under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01, “Financial Statements and Exhibits”

(d)	Exhibits

99.1 Press release regarding the election of Dr. Duffie to the Board, dated October 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General
Counsel

Date: October 31, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release regarding the election of Dr. Duffie to the Board, dated October 29, 2008.